Exhibit 4.2

THE SECURITIES TO WHICH THIS AMENDED CONVERTIBLE DEBENTURE PURCHASE AND SALE AGREEMENT RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AMENDED CONVERTIBLE DEBENTURE PURCHASE AND SALE AGREEMENT

THIS AMENDED CONVERTIBLE DEBENTURE PURCHASE and SALE AGREEMENT (the "Amended Agreement") dated July 12, 2007.

AMONG:

NP CAPITAL CORP., a company incorporated under the laws of the State of Delaware, with an office at 10033 Sawgrass Drive West, Suite #107, Ponte Vedra Beach FL 32082;

(the "Seller")

AND:

0784655 B.C. LTD, a private company incorporated under the laws of the Province of British Columbia, with an office at Suite 600 - 1665 West Broadway, Vancouver, B.C. V6J 1X1;

(the "Buyer")

AND:

ENVORTUS INC., a company incorporated under the laws of the State of Delaware, with an office at One Panorama Center, 7701 Las Colinas Ridge, Suite 325, Irving, Texas, 75063.

("ENVORTUS")

WHEREAS:

A. In an Convertible Debenture Purchase and Sale Agreement dated March 14, 2007 (the "Original Agreement"), the Seller agreed to sell and the Buyer agreed to purchase a Convertible Debenture of $152,500 in the capital of Envortus, on the terms and conditions set forth in the Original Agreement;

B. Two out of three payments, totalling $55,000 have already been paid by the Buyer to the Seller, pursuant to the terms of the Agreement; and,

C.            The parties to the Original Agreement wish to amend many of the terms and conditions of the

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree each with the others as follows:

1. Restatement

This Amended Agreement hereby amends and restates the Original Agreement in its entirety.

2. Warranties and Representations

2.1 The Seller warrants and represents to the Buyer, with the intent that the Buyer will rely thereon in entering into this Amended Agreement and in concluding the purchase and sale contemplated herein, that:

(a)	the Seller is the beneficial owner of the Convertible Debenture;

(b)	the Convertible Debenture is free and clear of all liens, charges and encumbrances;

(c)	the Seller has the power and capacity and good and sufficient right and authority to enter into this Amended Agreement on the terms and conditions herein set forth; and,

(d)
None of the information included in this Amended Agreement or any other documents or information furnished or to be furnished by the Seller contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to the Buyer and constitute true and complete copies thereof.

2.2 The Buyer warrants and represents to the Seller and Envortus, with the intent that the Seller and Envortus will rely thereon in entering into this Amended Agreement and in concluding the purchase and sale contemplated herein, that:

(a)	the Buyer has the power and capacity and good and sufficient right and authority to enter into this Amended Agreement on the terms and conditions herein set forth; and,

(b)
The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Convertible Debenture, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Convertible Debenture and, at the present time, is able to afford a complete loss of such investment.

2.3 Envortus warrants and represents to the Seller and the Buyer, with the intent that the Seller and the Buyer will rely thereon in entering into this Amended Agreement and in concluding the purchase and sale contemplated herein, that:

(a)	Envortus has the power and capacity and good and sufficient right and authority to enter into this Amended Agreement on the terms and conditions herein set forth.

3. Independent Legal Advice

3.1 Envortus and the Buyer understand and agree that Clark Wilson LLP has acted solely for the Seller in the negotiation and execution of this Amended Agreement and Clark Wilson LLP has advised Envortus and the Buyer to obtain the advice of their independent legal counsel.

4. Purchase and Sale

 4.1 On the basis of the warranties and representations of the Seller and the Buyer, as set forth in Section 1 of this Amended Agreement, and subject to the terms and conditions of this Amended Agreement, the Buyer agrees to purchase from the Seller and the Seller agrees to sell to the Buyer, the Convertible Debenture for the purchase price of $152,500 (the "Purchase Price") to be paid to the Seller in three separate payments (each a "Payment") on the dates provided in the table below (each a "Payment Date"):

Payment	Payment Date
$25,000	Closing Date (hereinafter defined)
$30,000	30 days after the Closing Date
$97,500	120 days after the Closing Date

 4.2 The Seller and the Buyer agree that delivery of a Promissory Note by the Buyer to the Seller in the amount of $97,500, on or before 125 days after the Closing Date, will constitute the making of the third and final Payment under this Amended Agreement.

 4.3 The Seller and the Buyer agree that should any of the Payments not be made on or before the respective Payment Date, this Amended Agreement will terminate and the unpurchased portion of the Convertible Debenture shall remain in the possession and ownership of the Seller, and the amount of the Convertible Debenture that has already been paid for by the Buyer will remain as purchased by the Buyer. The determination of how much of the Convertible Debenture has been Purchased by the Buyer at a particular time will be calculated based on the percentage of the Purchase Price that has been paid to the Seller, for example, if $76,250 has been paid by the Buyer then 50% (fifty percent) of the Convertible Debenture will have been purchased by the Buyer at that time.

 4.4 The Buyer acknowledges and agrees that the Convertible Debenture is being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Buyer agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Convertible Debenture and any shares in the common stock of Envortus that the Convertible Debenture is converted into (each a "Share") will be endorsed with a. restrictive legend in substantially the following form pursuant to the Securities Act in order to reflect the fact that the Convertible Debenture may not be sold by the Buyer except pursuant to an effective registration statement under The 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of The 1933 Act and in accordance with applicable state securities laws:

THE SECURITIES REPRESEN'T'ED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

4.5 The Buyer acknowledges and agrees that upon each payment of the Purchase Price, its rights and obligations pursuant to the portion of the Convertible Debenture that has been paid for will be  the same as though it had been the original creditor in the place of the Seller in the Convertible Debenture.

4.6 Envortus acknowledges and agrees that once the Buyer has paid $25,000 of the Purchase Price to the Seller, the Buyer shall be entitled to nominate one person to a position on the Board of Directors of Envortus. The Seller acknowledges that once $25,000 of the Purchase Price has been made, one of either David Fann or Michael Dodak will resign from the Envortus board of directors to allow for the Buyers nominee to join the Envortus board of directors.

4.7 The Seller acknowledges that within five business days of the delivery of the Promissory Note, David Farm will resign from the Envortus board of directors, Michael Dodak having resigned at an earlier date.

5. Closing Date

5.1                       The Closing Date is the date of the closing of this Amended Agreement, as agreed to by the parties.

6. Closing Deliveries

6.1 On the Closing Date of this Amended Agreement, the Seller shall deliver or cause to be delivered to the Buyer or its counsel any document reasonably requested by the Buyer or Buyer's Counsel.

6.2                       On the Closing Date of this Amended Agreement, the Buyer shall deliver or cause to be delivered to the Seller the following:

(i)	the amount of the first Payment, which is $25,000, in United States dollars in the form of a bank wire, draft or certified cheque;

(ii)	a completed and executed Accredited Investor Certificate and Questionnaire, which is attached to this Amended Agreement in Schedule 1; and,

(iii)	any other document reasonably requested by, the Seller, Envortus or their respective Counsel.

6.3                       On the Closing Date of this Amended Agreement, Envortus shall deliver or cause to bedelivered to the Buyer the following:

(i)
A detailed statement of the amounts of money paid in to Envortus from the Seller and represented by the Convertible Debenture, whether any amounts under the Convertible Debenture have been converted into other securities of Envortus, the manner in which the remaining amounts under the Convertible Debenture shall be converted and an acknowledgement that, pursuant to the payment schedule set out in this Amended Agreement, the Buyer is now the Creditor under the Convertible Debenture; and,

(ii)	any other document reasonably requested by the Buyer or its respective Counsel.

7. Successors and Assigns

7.1 This Amended Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Buyer may assign its rights under this Amended  Agreement.

8.                       General Provisions

8.1                       Time is of the essence of this Amended Agreement.

8.2 The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Amended Agreement.

 8.3 This Amended Agreement is the whole agreement between the parties hereto in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Amended Agreement.

8.4                       All dollar amounts referred to in this Amended Agreement are in lawful money of the

United States of America.

8.5                       This Amended Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

 8.6 Delivery of an executed copy of this Amended Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amended Agreement as of the date set forth on page one of this Amended Agreement.

 8.7 Any notice required or permitted to be given to any of the parties to this Amended Agreement will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party first stated above or such other address as any party may specify by notice in writing to the other parties and any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the fifth day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the fifth business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

8.8 This Amended Agreement will be governed by and construed in accordance with the law of the State of Delaware and the parties hereby attom to the jurisdiction of the Courts of competent jurisdiction of the State of Delaware in any proceeding hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Amended Agreement as of the date first written above.

NP CAPITAL CORP.

______________
Authorized Signatory

0784655 B.C. LTD

______________
Authorized Signatory

ENVORTUS INC.

________________
Authorized Signatory

8.8 This Amended Agreement will be governed by and construed in accordance with the law of the State of Delaware and the parties hereby attom to the jurisdiction of the Courts of competent jurisdiction of the State of Delaware in any proceeding hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Amended Agreement as of the date first written above.

NP CAPITAL CORP„

______________
Authorized Signatory

0784655 B.C. LTD

________________
Authorized Signatory

ENVORTUS INC.

________________
Authorized Signatory

8.8 This Amended Agreement will be governed by and construed in accordance with the law of the State of Delaware and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of the State of Delaware in any proceeding hereunder.

IN WITNESS WHEREOF the parties hereto have executed this Amended Agreement as of the date first written above.

NP CAPITAL CORP.

________________
Authorized Signatory

0784655 B.C. LTD

________________
Authorized Signatory

ENVORTUS INC.

________________
Authorized Signatory

SCHEDULE 1

Accredited Investor Certificate and Questionnaire
In connection with the issuance of common stock ("Envortus Common Stock") of Envortus Inc., a Delaware corporation ("Envortus'), to the undersigned, pursuant to the Convertible Debenture Purchase and Sale Agreement dated March 2007 (the "Agreement"), among NP CAPITAL CORP. (the—,"Seller"), Envortus ("Envortus"), and the undersigned, the undersigned hereby agrees, represents and warrants that:

1. The Sellers and Envortus are entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this questionnaire, and the undersigned will hold harmless the Sellers and Envortus from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

2. the undersigned has been advised to consult his own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Envortus Common Stock and, with respect to applicable resale restrictions, is solely responsible (and the Sellers and Envortus are not in any way responsible) for compliance with applicable resale restrictions;

3. none of the Envortus Common Stock is listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Envortus Common Stock will become listed on any stock exchange or automated dealer quotation system,;

4. neither the SEC nor any other securities commission or similar regulatory authority has reviewed  or passed on the merits of the Envortus Common Stock;

5. the address of the undersigned included herein is the sole address of the undersigned as of the  date of this certificate.

6. No person has made to the undersigned any written or oral representations: (i) that any person will resell or repurchase any of the Envortus Common Stock; (ii) that any person will refund the purchase price of any of the Envortus Common Stock; (iii) as to the future price or value of any of the Envortus Common Stock; or (iv) that any of the Envortus Common Stock will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Envortus Common Stock on any stock exchange or automated dealer quotation system.

7. The undersigned acknowledges and agrees that the shareholder may be required by the Seller or Envortus to provide such additional documentation as may be reasonably required by the Seller or Envortus and any of their legal counsel in determining the undersigned's eligibility to acquire the Convertible Debenture under the applicable legislation.

8. The following questionnaire ("Questionnaire") is for use by the undersigned, who is a U.S. person (as that term is defined Regulation S of the United States Securities Act of 1933 (the "1933 Act")) and is acquiring securities of Envortus Inc. (the "Company"). The purpose of this Questionnaire is to assure the Sellers and Envortus that the undersigned will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Sellers and Envortus will rely on the information contained in this Questionnaire for the purposes of such determination. The Envortus Common Stock will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b), Section 4(2) and/or Regulation D of the 1933 Act. This Questionnaire is not an offer of the Envortus Common Stock or any other securities of Envortus in any state other than those specifically authorized by Envortus.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, the undersigned agrees that, if necessary, this Questionnaire may be presented to such parties as the Seller or Envortus deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the securities hereunder.

The undersigned covenants, represents and warrants to Envortus that he satisfies one or more of the categories of "Accredited Investors", as defined by Regulation 13 promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Selling Shareholder satisfies)

Category 1
An. organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000;

Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4	"bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(aX5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

Category 6	A director or executive officer of Envortus;

Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(bX2)(ii) under the 1933 Act;

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective undersigned claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Seller or Envortus with a balance sheet, the prior years' federal income tax returns or other appropriate documentation to verify and substantiate the undersigned's status as an Accredited Investor.

If the undersigned is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The undersigned hereby certifies that the information contained in this Accredited Investor Certificate and Questionnaire is complete and accurate and the undersigned will notify the Sellers and Envortus promptly of any change in any such information. If this Accredited Investor Certificate and Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the undersigned represents that it has the authority to execute and deliver this Accredited Investor Certificate and Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate and Questionnaire as of March2007.

If a Corporation, Partnership or Other Entity:                                                                                     If an Individual:
___________________                                                                                     __________________
Print or Type Name of Entity                                                                                                                 Signature
___________________                                                                                     ___________________
Signature of Authorized Signatory                                                                                                       Print or Type Name
___________________                                                                                     ___________________
Type of entitiy                                                                                                                                         Social Security/ Tax I.D. Number

SCHEDULE 2
Convertible Debenture

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